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

PROSPECTUS SUPPLEMENT                                                     FILE NO. 333-44173
(TO PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS SUPPLEMENT DATED         RULE 424(B)(3)
MARCH 12, 1998)
PROSPECTUS NUMBER: 1713


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                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES

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

PRINCIPAL AMOUNT:       $50,000,000              ORIGINAL ISSUE DATE:             May 20, 1998


CUSIP NUMBER:           59018S H56               STATED MATURITY DATE:            May 22, 2000


INTEREST CALCULATION:                            DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                   / / ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                   / / 30/360
(FIXED INTEREST RATE):                           /x/ ACTUAL/ACTUAL


INTEREST RATE BASIS:
/ / LIBOR                                        / / COMMERCIAL PAPER RATE
/x/ CMT RATE                                     / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                   / / CD RATE
/ / FEDERAL FUNDS RATE                           / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                             DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                               LIBOR TELERATE PAGE: 7055
CMT REUTERS PAGE:                                LIBOR REUTERS PAGE:


INDEX MATURITY:         Two Year                 MINIMUM INTEREST RATE:           Not Applicable


SPREAD:                 0.220%                   MAXIMUM INTEREST RATE:           Not Applicable


INITIAL INTEREST RATE:  TBD                      SPREAD MULTIPLIER:               Not Applicable


INTEREST RESET DATES:   The 20th of August, November, February, and May commencing August 20, 1998 through the Maturity Date, effective on the 22nd of August, November, February, May, through Maturity. Subject to following business day convention.


INTEREST PAYMENT DATES: The 22nd of August, November, February, and May commencing August 22, 1998 through the Maturity Date; subject to following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  May 15, 1998


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